UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2007

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement.

Contribution, Conveyance and Assumption Agreement

On May 25, 2007, Abraxas Petroleum Corporation, which we refer to as Abraxas or the Company, entered into a contribution, conveyance and assumption agreement with Abraxas Energy Partners, L.P., a Delaware limited partnership, which we refer to as Abraxas Energy Partners or the Partnership, Abraxas General Partner, LLC, a Delaware limited liability company and wholly-owned subsidiary of Abraxas which we refer to as the GP, Abraxas Energy Investments, LLC, a Texas limited liability company and wholly-owned subsidiary of Abraxas which we refer to as the LP, and Abraxas Operating, LLC, a Texas limited liability company and wholly-owned subsidiary of Abraxas Energy Partners which we refer to as the Operating Company. Among other things, the contribution agreement provided for the contribution by Abraxas to the Operating Company of certain assets located in South and West Texas in exchange for all of the equity interests of the Operating Company. The assets contributed to the Partnership had estimated proved reserves of approximately 65 Bcfe as of December 31, 2006 and accounted for approximately 85% of Abraxas’ daily production on the date of the contribution.

In consideration for these assets, the Partnership and the Operating Company, jointly and severally, assumed all of Abraxas’ existing indebtedness under its Floating Rate Senior Secured Notes due 2009, which we refer to as the notes, and the obligation to pay certain preformation and transaction expenses and issued General Partner Units and Common Units to the GP and the LP in exchange for their ownership interests in the Operating Company. After consummation of the transactions described under “Partnership Purchase Agreement” below, the General Partner Units and the Common Units owned by the GP and the LP constituted a 47.2% ownership interest in the Partnership. These transfers and distributions were made in a series of steps outlined in the contribution agreement.

Partnership Purchase Agreement

On May 25, 2007, Abraxas Energy Partners sold 6,002,408 Common Units, representing an approximate 52.8% interest in Abraxas Energy Partners, for $16.66 per Common Unit, or approximately $100 million, pursuant to a purchase agreement dated May 25, 2007, to a group of institutional investors. The Common Units have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws in reliance on the exemption provided by Section 4(2) of the Securities Act and Rule 506 of the regulations promulgated thereunder. The Common Units may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. There was no general solicitation involved in the offer. The Partnership paid a cash commission of $7.0 million out of the proceeds to A.G. Edwards & Sons, Inc. which acted as the Partnership’s placement agent.

Partnership Registration Rights Agreement

The Partnership also entered into a registration rights agreement with the investors on May 25, 2007. Under the registration rights agreement, as soon as practicable after May 25, 2007, the Partnership agreed (a) to prepare and file with the SEC a registration statement for (i) the initial public offering, or IPO, of the Common Units and (ii) a shelf registration statement for the resale of the Common Units by the investors and (b) to use its commercially reasonable efforts to cause the IPO registration statement and the shelf registration statement to be declared effective by February 14, 2008. The Partnership also agreed to cause the shelf registration

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statement to remain continuously effective for a period ending on the date that is the earlier of (i) the date on which all of the Common Units covered by the shelf registration statement have been distributed as set forth in the shelf registration statement, (ii) the date on which the investors may sell all Common Units then held by them without restriction under Rule 144(k), or (iii) the date that such Common Units are otherwise no longer a Registrable Security (as such term is defined in the registration rights agreement).

The Partnership is required to pay liquidated damages if the IPO registration statement or the shelf registration statement is not filed or declared effective by February 14, 2008, if the shelf registration statement is not maintained in accordance with the agreement and with respect to any Common Units required to be included in the shelf registration statement that are not included. The liquidated damages amount payable is $0.04165 per Common Unit entitled to liquidated damages for the first 60 days after February 14, 2008, with such amount increasing by an additional $0.04165 per Common Unit for each 30-day period for the next 60 days up to a maximum of $0.1666 per Common Unit.

Omnibus Agreement

In connection with the transactions contemplated by the purchase agreement, Abraxas, the GP, the Operating Company and the Partnership entered into an omnibus agreement dated as of May 25, 2007. The omnibus agreement governs (i) the obligations of Abraxas to provide certain management services to the Partnership and the Operating Company and (ii) Abraxas’ obligations to indemnify the Partnership and Operating Company against certain environmental and other liabilities that occurred or existed prior to the closing date.

First Amended and Restated Partnership Agreement

On May 25, 2007, the GP, the LP and the investors entered into the First Amended and Restated Partnership Agreement of the Partnership, which we refer to as the Partnership Agreement. Among other things, the Partnership Agreement provides for quarterly distributions of available cash to all of the parties on a pro rata basis, including the GP and the LP.

Partnership Credit Facility

On May 25, 2007, the Partnership entered into a new senior secured revolving credit facility with Société Générale, as administrative agent and issuing lender, and the lenders signatory thereto, which we refer to as the Credit Facility. The Credit Facility has a maximum commitment of $150 million. Availability under the Credit Facility is subject to a borrowing base consistent with normal and customary natural gas and crude oil lending transactions. Outstanding amounts under the Credit Facility bear interest at the reference rate announced from time to time by Société Générale or, if the Partnership elects, at the London Interbank Offered Rate plus 1.25% - 2.25%, depending on the utilization of the borrowing base. Subject to earlier termination rights and events of default, the Credit Facility’s stated maturity date is May 25, 2011. Interest is payable quarterly on reference rate advances and not less than quarterly on Eurodollar advances. The Partnership is permitted to terminate the Credit Facility, and under certain circumstances, may be required, from time to time, to permanently reduce the lenders’ aggregate commitment under the Credit Facility.

Each of the GP and the Operating Company has guaranteed the Partnership’s obligations under the Credit Facility on a senior secured basis. Obligations under the Credit Facility are secured by a first priority perfected security interest, subject to certain permitted encumbrances,

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in all of the GP’s, the Partnership’s and the Operating Company’s material property and assets, other than the GP’s General Partner Units.

Under the Credit Facility, the Partnership is subject to customary covenants, including certain financial covenants and reporting requirements. The Credit Facility requires the Partnership to maintain a minimum current ratio and a net cash interest coverage ratio and also requires the Partnership to enter into hedging agreements for not less than 75% (no more than 90%) of the Partnership’s projected natural gas and crude oil production. On May 25, 2007, the Partnership entered into fixed price commodity swaps at then current market prices on approximately 75% of the Partnership’s projected proved developed producing reserves for the period beginning June 2007 through December 2010.

In addition to the foregoing and other customary covenants, the Credit Facility contains a number of covenants that, among other things, will restrict the Partnership’s ability to:

•	incur or guarantee additional indebtedness;
•	transfer or sell assets;
•	create liens on assets;
•	engage in transactions with affiliates;
•	make any change in the principal nature of its business; and
•	permit a change of control.

The Credit Facility also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default and cross acceleration to certain other indebtedness, bankruptcy and material judgments and liabilities.

Abraxas Petroleum Securities Purchase Agreement

On May 25, 2007, Abraxas entered into a Securities Purchase Agreement with certain accredited investors pursuant to which the Company agreed to issue 5,874,678 shares of its common stock, par value $0.01 per share, which we refer to as Common Stock, and warrants, which we refer to as Warrants, to purchase 1,174,938 shares of Common Stock, which we refer to as Warrant Shares, to the investors at a price of $3.83 per share, or an aggregate of $22.5 million in cash before transaction expenses. The Warrants expire on May 25, 2012 and are exercisable at a price of $3.83 per share, subject to certain adjustments. The Common Stock sold by the Company, the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws in reliance on the exemption provided by Section 4(2) of the Securities Act and Rule 506 of the regulations promulgated thereunder. The Common Stock, Warrants and Warrant Shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. There was no general solicitation involved in the offer. The Company paid a cash commission of $1.575 million out of the proceeds to A.G. Edwards & Sons, Inc. which acted as the Company’s placement agent.

The Company also agreed promptly following the closing but no later than June 25, 2007, to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 or such other successor form (except that if the Company is not then eligible to register for resale the Common Stock on Form S-3, then such registration shall be on Form S-1 or any successor form) to enable the resale of the Common Stock and the Warrant Shares, which we

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refer to as Registrable Securities, by the investors or their transferees from time to time over any national stock exchange on which the Company’s Common Stock is then traded, or in privately-negotiated transactions. The Company has agreed to use its commercially reasonable efforts to cause the registration statement to become effective by the 90th calendar day following the Closing Date, which we refer to as the Required Effective Date, and to remain continuously effective for a period ending on the date that is the earlier of (i) the date on which the investors may sell all Registrable Securities then held by them without restriction under Rule 144(k) or (ii) such time as all Registrable Securities have been sold or otherwise transferred.

If the registration statement is not declared effective by the Required Effective Date, then in addition to any other rights the investors may have under the Registration Rights Agreement or under applicable law, the Company is required to pay an amount in cash as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid pursuant to the Purchase Agreement for any of the shares of Common Stock and Warrant Shares then held by such investor per 30-day period.

Exchange and Registration Rights Agreement

Abraxas, Abraxas Energy Partners and the investors in the Common Units of the Partnership also entered into an Exchange and Registration Rights Agreement dated May 25, 2007. Under the terms of this agreement, in the event that the Partnership has not consummated the IPO by November 15, 2008, which we refer to as the Trigger Date, the investors will have the right to convert their common units into shares of Abraxas Common Stock. Each Common Unit will be convertible into a number of shares of Common Stock equal to $16.66 divided by the then current market price of the Common Stock times 0.9. In the event that the rules of the American Stock Exchange or the exchange on which the Common Stock is then traded require stockholder approval for such issuance, Abraxas has agreed to call a special meeting of the stockholders within 60 days of November 15, 2008, which we refer to as the Exchange Filing Date and the executive officers and directors of Abraxas have agreed to vote the shares of Common Stock then held by them in favor of such issuance. Under this agreement, the Company also agreed within 30 days of the Trigger Date, to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 or such other successor form (except that if the Company is not then eligible to register for resale the Common Stock on Form S-3, then such registration shall be on Form S-1 or any successor form), which we refer to as the Exchange Registration Statement, to enable the resale of the Common Stock, which we refer to as the Exchange Shares, by the investors or their transferees from time to time over any national stock exchange on which the Company’s Common Stock is then traded, or in privately-negotiated transactions. The Company has agreed to use its commercially reasonable efforts to cause the Exchange Registration Statement to become effective by the 120th calendar day following the Trigger Date, subject to certain exceptions, which we refer to as the Exchange Required Effective Date, and to remain continuously effective for a period ending on the date that is the earlier of (i) the date on which the investors may sell all Exchange Shares then held by the investors without restriction under Rule 144(k), or (ii) such time as all Exchange Shares have been sold or otherwise tranferred.

If the Exchange Registration Statement is not declared effective by the Exchange Required Effective Date, then in addition to any other rights the investors may have under the Exchange and Registration Rights Agreement or under applicable law, the Company is required to pay an amount in cash as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid pursuant to the Abraxas Petroleum Securities Purchase Agreement times the number of Exchange Shares then held by such investor.

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The foregoing statements are qualified in their entirety by the provisions of the Contribution, Conveyance and Assumption Agreement, Partnership Purchase Agreement, Partnership Registration Rights Agreement, Partnership Agreement, Partnership Credit Agreement, Abraxas Petroleum Securities Purchase Agreement, the form of Warrant and the Exchange and Registration Rights Agreement filed as exhibits to this report.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the transactions described in Item 1.01, on May 25, 2007, Abraxas terminated its Loan Agreement dated as of October 28, 2004 with Wells Fargo Foothill, Inc., redeemed the notes and terminated the Indenture dated October 28, 2004 governing the notes. The total pay-off amount under the Loan Agreement was $904,376 and each of the notes was redeemed at 104% of the principal amount plus accrued and unpaid interest to the date of redemption June 24, 2007 for a total of $131.03 million or $1,048.23 per $1,000 of principal amount of the notes.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See Item 1.01 under the caption “Contribution, Conveyance and Assumption Agreement” for a description of the assets conveyed by Abraxas to the Partnership.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description under the caption “Partnership Credit Facility” under Item 1.01. The indebtedness incurred by the Partnership under this facility will be included on Abraxas’ consolidated financial statements.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above under the caption “Partnership Purchase Agreement” and “Abraxas Securities Purchase Agreement”. Net proceeds from these transactions of approximately $147.3 million (including $35.0 million borrowed under the Credit Agreement) were used to refinance and repay all of Abraxas’ and its subsidiaries’ outstanding indebtedness (including accrued and unpaid interest due June 1, 2007) and pay preformation and transaction expenses with the excess proceeds dedicated to fund future drilling opportunities and for general corporate purposes.

Item 7.01	Regulation FD Disclosure.

On May 29, 2007, Abraxas announced that it had executed a commitment letter with Société Générale for a $50 million credit facility with an expected initial borrowing base of $6.5 million.

Item 9.01	Financial Statements and Exhibits.
(b)	Pro forma financial information.

The following unaudited pro forma financial statements of the Company are included at the end of this Report:

1.	Unaudited Pro Forma Condensed Balance Sheets at March 31, 2007.

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2.	Unaudited Pro Forma Statement of Operations for the year Ended December 31, 2006 and three months ended March 31, 2007.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is derived from the historical financial statements of the Company adjusted to reflect the following:

On May 25, 2007, the Company entered into a contribution, conveyance and assumption agreement with Abraxas Energy Partners, L.P., a Delaware limited partnership, Abraxas General Partner, LLC, a Delaware limited liability company and wholly-owned subsidiary of Abraxas , and Abraxas Energy Investments, LLC, a Texas limited liability company and wholly-owned subsidiary of Abraxas. Among other things, the contribution agreement provided for the contribution by Abraxas to the Operating Company of certain assets located in South and West Texas. The assets contributed to the Partnership had estimated proved reserves of approximately 65 Bcfe as of December 31, 2006 and accounted for approximately 85% of Abraxas’ daily production on the date of the contribution.

In consideration for these assets, the Partnership and the Operating Company, jointly and severally, assumed all of Abraxas’ existing indebtedness under its Floating Rate Senior Secured Notes due 2009, and the obligation to pay certain preformation and transaction expenses and issued General Partner Units and Common Units to the GP and the LP in exchange for their ownership interests in the Operating Company.

On May 25, 2007, Abraxas Energy Partners sold 6,002,408 Common Units, representing an approximate 52.8% interest in Abraxas Energy Partners, for $16.66 per Common Unit, or approximately $100 million, pursuant to a purchase agreement dated May 25, 2007, to a group of institutional investors.

On May 25, 2007, Abraxas entered into a Securities Purchase Agreement with certain accredited investors pursuant to which the Company issued 5,874,678 shares of its common stock, par value $0.01 per shareand warrantsto purchase 1,174,938 shares of Common Stock at $3.83 per share.

On May 25, 2007, the Partnership entered into a new senior secured credit facility and borrowed $35.0 million.

The Unaudited Pro Forma Condensed Balance Sheet of the Company as of March 31, 2007, has been prepared assuming that the formation of Abraxas Energy Partners, borrowings under the credit facility and the issuance of common stock were consummated on March 31, 2007. The Unaudited Pro Forma Statements of Operations of the Company for the year ended December 31, 2006 and for the three month period ended March 31, 2007 have been prepared assuming that the formation of Abraxas Energy Partners, borrowings under the credit facility and the issuance of common stock were consummated at the beginning of the reporting period.

The Unaudited Pro Forma Financial Information should be read in conjunction with the notes thereto, the Consolidated Financial Statements of the Company and the notes thereto.

The Unaudited Pro Forma Financial Information is not indicative of the financial position or results of operations of the Company which would actually have occurred if the formation of Abraxas Energy Partners, borrowings under the credit facility and the issuance of common stock

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had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal crude oil and natural gas production declines, reductions in prices paid for crude oil and natural gas, future acquisitions and other factors.

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Abraxas Petroleum Corporation

Unaudited Proforma Condensed Balance Sheet

March 31, 2007

(in thousands)

	Historical	Pro Forma adjustments			Pro Forma
Assets:
Current assets:
Cash	$610	$7,419	(	a)	$8,029
Accounts receivable, net:
Joint owners	949	—			949
Oil and gas production	5,285	—			5,285
Other	37	—			37
	6,271	—			6,271
Other current assets	315	—			315
Total current assets	7,196	7,419			14,615

Property and equipment:
Oil and gas properties, full cost method of accounting:
Proved	351,141	—			351,141
Other property and equipment	3,523	—			3,523
Total	354,664	—			354,664
Less accumulated depreciation, depletion, and amortization	249,208	—			249,208
Total property and equipment – net	105,456	—			105,456

Deferred financing fees, net	4,049	(3,199)	(	b)	850
Other assets	1,001	—			1,001
Total assets	$117,702	$4,220			$121,922

SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.

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Abraxas Petroleum Corporation

Unaudited Proforma Condensed Balance Sheet (continued)

March 31, 2007

(in thousands)

	Historical	Pro Forma adjustments			Pro Forma
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,480	$—			$2,480
Oil and gas production payable	2,547	—			2,547
Accrued interest	5,423	(5,423)	(	c)	—
Other accrued expenses	975	—			975
Total current liabilities	11,425	(5,423)			6,002

Long-term debt	127,322	(92,322)	(	d)	35,000

Future site restoration	1,046	—			1,046
Total liabilities	139,793	(97,745)			42,048

Minority interest	—	21,564	(	e)	21,564

Stockholders’ deficit:
Common Stock, par value $.01 per share-
authorized 200,000,000 shares	429	58	(	f)	487
Additional paid-in capital	164,224	20,775	(	f)	184,999
Accumulated deficit	(187,681)	59,568	(	g)	(121,031)
Accumulated other comprehensive income	937	—			937
Total stockholders’ deficit	(22,091)	80,401			58,310
Total liabilities and stockholders’ deficit	$117,702	$4,220			$121,922

SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.

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Abraxas Petroleum Corporation

Unaudited Proforma Statement of Operations

Year Ended December 31, 2006

	Historical	ProFormaAdjustments			ProForma
	(In thousands except per share data)
Revenues:
Oil and gas production revenues	$50,094	$—			$50,094
Rig revenues	1,613	—			1,613
Other	16	—			16
	51,723	—			51,723
Operating costs and expenses:
Lease operating and production taxes	11,776	—			11,776
Depreciation, depletion, and amortization	14,393	—			14,393
Rig operations	819	—			819
General and administrative	5,160	1,880	(	a)	7,040
	32,148	1,880			34,028
Operating income	19,575	(1,880)			17,695

Other (income) expense:
Interest income	(29)	—			(10)
Amortization of deferred financing fees	1,591	(1,378)	(	b)	213
Interest expense	16,767	(14,069)	(	c)	2,698
	18,329	(15,447)			2,882
Net income before minority interest	1,246	13,567			14,813
Minority interest	-	(8,503)	(	d)	(8,503)
Net income	$1,246	$5,064			$6,310

Basic earnings per common share:
Net income per common share - basic	$0.03				$0.15

Net income per common share - diluted	$0.03				$0.14

Weighted average shares:
Basic	42,578,584	530,967	(	e)	43,109,551
Diluted	43,862,381	530,967			44,423,348

SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

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Abraxas Petroleum Corporation

Unaudited Proforma Statement of Operations

Three Months Ended March 31, 2007

	Historical	ProFormaAdjustments			ProForma
	(in thousands except per share data)
Revenues:
Oil and gas production revenues	$11,322	$—			$11,322
Rig revenues	328	—			328
Other	1	—			1
	11,651	—			11,651
Operating costs and expenses:
Lease operating and production taxes	2,962	—			2,962
Depreciation, depletion, and amortization	3,401	—			3,401
Rig operations	171	—			171
General and administrative	1,316	—			1,316
	7,850	—			7,850
Operating income	3,801	—			3,801

Other (income) expense:
Interest income	(14)	—			(14)
Amortization of deferred financing fees	398	(345)	(	a)	53
Interest expense	4,151	(3,480)	(	b)	671
	4,535	(3,825)			710
Net income before minority interest	(734)	3,825			3,091
Minority interest	-	(1,690)	(	c)	(1,690)
Net income	$(734)	$2,135			$1,401

Basic earnings per common share:
Net income per common share - basic	$(0.02)				$0.03

Net income per common share - diluted	$(0.02)				$0.03

Weighted average shares:
Basic	42,681,278	530,967	(	d)	43,212,245
Diluted	43,295,089	530,967			43,826,056

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NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1. The Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2007, reflects the formation of Abraxas Energy Partners, borrowings under the credit facility and the issuance of common stock as if it had occurred as of March 31, 2007:

(a)	Net cash distribution to Abraxas after payment of debt, accrued interest and expenses of the transaction.
(b)	Adjust deferred financing fees associated with retired debt and record deferred financing fees related to new debt.

Deferred financing fees associated with retired debt	$(4,049)
Deferred financing fees associated with new debt	850
Net decrease in deferred financing fees	$(3,199)

(c)	Assumption of accrued interest related to retired debt.
(d)	Pay off retired debt and record new debt.

Old debt retired	$(127,322)
Issuance of new debt	35,000
Net decrease in long term debt	$(92,322)

(e)

Record minority interest in newly formed Abraxas Energy Partners on a consolidated basis. Under US GAAP, the Company anticipates that it will consolidate the newly formed Abraxas Energy Partners because the presumption of the general partners control is not overcome.

(f)	Record issuance of 5,574,678 shares of common stock, net of broker discount and fees of $1.7 million.
(g)	Record gain on the sale of partnership interest to third parties.

Book value of assets transferred to partnership	$89,284
Capital Contribution	13,414
Book value of debt assumed by partnership	(133,455)
Net book value of 100% owned subsidiary	(30,757)
Net proceeds from sale of partnership units	91,797
Net book value of partially owned subsidiary	61,040
Interest in partially owned subsidiary	47.2%
Investment in MLP after sale of LP units	28,811
Investment at 100% ownership	(30,757)
Gain	$59,568

NOTE 2. The Unaudited Pro Forma Statement of Operations for the year ended December 31, 2006, reflects the formation of Abraxas Energy Partners, borrowings under the credit facility and the issuance of common stock as if it were consummated on January 1, 2006

(a)	Record fair value of warrants issued in connection with the issuance of Abraxas Petroleum Corporation equity.
(b)

Adjust amortization of deferred financing fees related to retired debt and record amortization of deferred financing fees related to new debt. Deferred financing fees on the retired debt were being amortized over four to five years using the effective interest rate method. The financing fees on the new debt will be amortized over the four year term of the debt using the effective interest rate method

Reverse amortization of deferred financing fees related to retired debt	$(1,591)

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Record amortization of deferred financing fees related to new debt	213
Net decrease in amortization of deferred financing fees	$(1,378)

(c)	Adjust interest expense related to retired debt and record interest expense for new debt. The retired debt bore interest at 12.85%; the interest rate on the new debt is 7.5%.

Interest expense related to retired debt	$(16,767)
Interest expense related to new debt	2,698
Net decrease in interest expense	$(14,069)

(d)	Reflect minority interest in earnings of Abraxas MLP.

(e)

Pro forma shares, for purposes of calculating earnings per share, include only those shares for which the proceeds were used to retire debt. Approximately 9% of the outstanding debt was retired by equity proceeds, accordingly an equal percentage of the shares issued are included in the calculation of pro forma earning per share

NOTE 3. The Unaudited Pro Forma Statement of Operations for the year ended March 31, 2007, reflects the formation of Abraxas Energy Partners, borrowings under the credit facility and the issuance of common stock as if it were consummated on January 1, 2006.

(a)

Adjust amortization of deferred financing fees related to retired debt and record amortization of deferred financing fees related to new debt. Deferred financing fees on the retired debt were being amortized over four to five years using the effective interest rate method. The financing fees on the new debt will be amortized over the four year term of the debt using the effective interest rate method.

Amortization of deferred financing fees related to retired debt	$(398)
Amortization of deferred financing fees related to new debt	53
Net decrease in amortization of deferred financing fees	$(345)

(b)	Adjust interest expense related to retired debt and record interest expense for new debt. The retired debt bore interest at 12.85%; the interest rate on the new debt is 7.5%

Interest expense related to retired debt	$(4,151)
Interest expense related to new debt	671
Net decrease in interest expense	$(3,480)

(c)	Reflect minority interest in earnings of Abraxas Energy Partners.

(d)

Pro forma shares, for purposes of calculating earnings per share, include only those shares for which the proceeds were used to retire debt. Approximately 9% of the outstanding debt was retired by equity proceeds, accordingly an equal percentage of the shares issued are included in the calculation of pro forma earning per share

(c)	Exhibits.
Exhibit 10.1

Contribution, Conveyance and Assumption Agreement dated as of May 25, 2007 by and among Abraxas Petroleum Corporation, Abraxas Energy Partners, L.P., Abraxas General Partner, LLC, Abraxas Energy Investments, LLC and Abraxas Operating, LLC.

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Exhibit 10.2

Purchase Agreement dated as of May 25, 2007, by and among Abraxas Petroleum Corporation, Abraxas Energy Partners, L.P., Abraxas General Partner, LLC, Abraxas Operating, LLC and the purchasers named therein.

Exhibit 10.3	Registration Rights Agreement dated as of May 25, 2007, by and among Abraxas Energy Partners, L.P. and the purchasers named therein.
Exhibit 10.4	Omnibus Agreement dated as of May 25, 2007, by and among Abraxas Petroleum Corporation, Abraxas Energy Partners, L.P., Abraxas General Partner, LLC and Abraxas Operating, LLC.
Exhibit 10.5	Credit Agreement dated May 25, 2007 among Abraxas Energy Partners, L.P., the lenders party thereto and Société Générale as Administrative Agent and Issuing Lender.
Exhibit 10.6	Securities Purchase Agreement dated May 25, 2007 by and among Abraxas Petroleum Corporation and the purchasers named therein.
Exhibit 10.7	Form of Common Stock Purchase Warrant.
Exhibit 10.8	Exchange and Registration Rights Agreement dated as of May 25, 2007 by and among Abraxas Petroleum Corporation, Abraxas Energy Partners, L.P. and the purchasers named therein
Exhibit 99.1	Press Release dated May 25, 2007.
Exhibit 99.2	Press Release dated May 29, 2007.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Chris E. Williford

Chris E. Williford

Executive Vice President, Chief Financial

Officer and Treasurer

Dated: May 31, 2007

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